SENIOR MANAGEMENT
                               SEVERANCE PAY AGREEMENT


               This Severance Pay Agreement (the "Agreement") is entered into this 9th day of February, 1994, by and between KASH N' KARRY FOOD STORES, INC., a Delaware corporation (the "Company"), and the person executing this Agreement as key employee (the "Key Employee"). To induce the Key Employee to remain in the employ of the Company, to reward the Key Employee's continued loyalty and valuable efforts, and to provide security to the Key Employee in the event of a change in control of the Company, and in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Key Employee agree as follows:

               1.   Definitions.

                    As used in this Agreement and unless the context otherwise plainly requires, the terms defined in this paragraph shall have the meanings ascribed to them and shall include the plural as well as the singular number.

                    1.1 "Agreement" means this Severance Pay Agreement, as originally executed and as from time to time amended or supplemented.

                    1.2 "Annual Compensation" means the total amounts paid or projected to be paid by the Company to the Key Employee (determined without regard to this Plan) for services rendered to the Company during the Applicable Plan Year of the Company, including, but not limited to, base salary and target bonuses; but excluding (a) any amount that is not includable in the Key Employee's gross income by reason of sections 125, 132, 402(a)(8), 402(h), or 403(b) of the Internal Revenue Code; (b) any short term or long term disability payment whether paid by the Company or any third party under a program sponsored by the Company; and (c) any automobile allowance paid by the Company.
          In determining Annual Compensation, the target bonus means the target bonus payable to the Key Employee for the Applicable Plan Year under the Company's Management Incentive Plan (or any successor Plan) computed as if the Company and the Key Employee achieve 100% of their targeted goals for the Applicable Plan Year. Provided, further, if the Key Employee becomes entitled to a Benefit under this Agreement prior to the Company's determination of target bonus goals for the Applicable Plan Year, then the Key Employee's and the Company's target bonus goals for the Company's preceding fiscal year will be deemed still in effect for the Applicable Plan Year, and the Key Employee's target bonus, for purposes of this Agreement, will be computed as if the Company and the Key Employee achieved 100% of the preceding fiscal year's goals, notwithstanding the Company's and the Key Employee's actual performance in the preceding year.

                    1.3 "Applicable Period" means the period beginning 92 days prior to a Change in Control and ending 365 days after a Change in Control.

                    1.4 "Applicable Plan Year" means the Plan Year in which occurs the Involuntary Termination of employment, or the termination of the Plan, as applicable, whichever results in the Key Employee's entitlement to the Benefit under Paragraph 3.1.

                    1.5 "Beneficiary" means the Person or Persons designated by the Key Employee in Schedule A to this Agreement to receive the remaining unpaid Benefit, if any, payable by reason of the Key Employee's death after the date of the Key Employee's entitlement to the Benefit, but before payment of the Benefit. The Key Employee may change the designated Beneficiary at any time and from time to time, without the consent of any previous Beneficiary, by executing a new Schedule A and delivering it to the Plan Administrator prior to the Key Employee's death. The last Beneficiary designated by the Key Employee in a Schedule A duly executed by the Key Employee and timely delivered to the Plan Administrator shall receive the remaining Benefit. If no Beneficiary is properly designated by the Key Employee in accordance with the provisions of this subparagraph 1.5, then the Key Employee's estate shall be deemed the Beneficiary.

                    1.6 "Benefit" means an amount equal to the Key Employee's Annual Compensation.

                    1.7 "Change in Control" means the date that any of the following events first occurs:

                         (a)  any person (as such term is used in
               Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (hereafter referred to as the "Exchange Act")), other than (i) Green Equity Investors, L. P. ("GEI"), or The Fulcrum III Limited Partnership or The Second Fulcrum III Limited Partnership (collectively referred to as the "Fulcrum Partnerships"), or (ii) any Person, including, but not limited to, the partners of GEI or either Fulcrum Partnership, to whom GEI or either Fulcrum Partnership is required to transfer any of its securities as determined in accordance with its respective partnership agreement), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities in any transaction or transactions other than by reason of an initial public offering by the Company of voting securities (or securities convertible into, or exchangeable for, voting securities or any other instrument that grants rights to acquire voting securities);

                         (b) individuals who constitute the Company's Board of Directors as of the date that this Agreement is executed by the parties (hereafter referred to as the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof; provided, however, any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall be, for purposes of this subparagraph 1.7(b), considered as though such individual were a member of the Incumbent Board; provided, however, that any decrease in the number of Directors on the Incumbent Board, or any resignation or removal of a member of the Incumbent Board will not be deemed a Change in Control if approved by a vote of at least two-thirds of the Directors of the Incumbent Board; provided, further, the Incumbent Board will be deemed to be reconstituted for purposes of this subparagraph 1.7(b) each time a two-thirds vote approves a change;

                         (c)  the merger, consolidation, share
               exchange, or other reorganization of the Company, with or into one or more entities, as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former holders of voting securities of the Company as determined immediately before such event;

                         (d)  the sale of all or substantially all of
               the Company's business, or assets, or both, to a Person that is not a Subsidiary of the Company; or

                         (e)  approval by the Company's shareholders
               or Board of Directors of an agreement the consummation of which would result in the occurrence of any event described under subparagraphs (a) through (d), inclusive, of this subparagraph 1.7.

                    1.8 "Company" means Kash n' Karry Food Stores, Inc., a Delaware corporation, and any Successor Company.

                    1.9 "For Cause" means if (a) the Key Employee is convicted of a criminal violation involving fraud or dishonesty with respect to the Company or Successor Company; (b) the Key Employee commits an act of gross dishonesty or intentional wrongdoing that results in a substantial economic harm, including any contingent liability or loss, to the Company or Successor Company; (c) the Key Employee dies; or (d) the Key Employee is absent without leave from work for any reason not considered by the Company's senior management as Company business or is unable to perform a majority of the Key Employee's duties for a continuous period of six (6) months.

                    1.10 "Internal Revenue Code" means the Internal Revenue Code of 1986, as in effect on the date that this Agreement is executed by the parties.

                    1.11 "Involuntarily Terminated" or "Involuntary Termination" means the Company's or Successor Company's termination of the Key Employee's employment for any reason other than For Cause or if the Key Employee voluntarily terminates employment with the Company immediately following a deemed termination (as hereafter defined). For purposes of this subparagraph 1.11, a deemed termination occurs if:

                              (a) There is a significant diminution in the scope of the Key Employee's authority;

                              (b)  The Key Employee is assigned duties
          materially different from the Key Employee's duties as of the date of this Agreement;

                              (c)  There is a more than 10% reduction in
          the Key Employee's base salary; provided, however, a more than 10% reduction in the Key Employee's base salary will not be deemed a termination if the percentage reduction is part of a uniformly applied percentage salary reduction affecting all senior management, including the Chief Executive Officer of the Company; or,

                              (d)   The Key Employee is required to
          relocate his day-to-day place of business more than fifty (50) miles from the Key Employee's current residence in order to continue employment, and the Company or Successor Company fails to pay or reimburse promptly the Key Employee for all reasonable costs incurred or actual economic losses sustained by the Key Employee as a result of such relocation (and for this purpose the failure to pay or reimburse promptly any Key Employee for any expenses or losses arising from a relocation incurred during the Applicable Period shall also be deemed to be an Involuntary Termination that occurs within the Applicable Period).

          Notwithstanding anything in this paragraph 1.11 to the contrary, the events described above in subparagraphs (a) through (d) will not be deemed a termination of employment unless and until the Key Employee objects to the event, and the Key Employee will have up to 365 days after the occurrence of the event in which to note his objection in writing, and if such objection in writing is made, then the termination will be deemed to have occurred as of the date of receipt of the objection by the Company.

                    1.12 "Key Employee" means the individual who signs this Agreement, who is a highly compensated employee or a member of a select management group of the Company, and who has been selected by the Company's chief executive officer to be eligible for the Benefit provided by the Plan.

                    1.13 "Person" means one or more of the individuals or entities set forth in section 7701(a)(1) of the Internal Revenue Code.

                    1.14 "Plan" means this Severance Pay Agreement.

                    1.15 "Plan Administrator" means the Company, unless the Company designates a different person as Plan Administrator.

                    1.16 "Plan Year" means the fiscal year of the Company, as it may change from time to time. Currently, the Company's fiscal year period ends on the Sunday nearest July 31 of each year. If the Company changes its fiscal year, and that change results in a Plan Year of less than 52 weeks, then the Plan Year referred to in this Agreement shall mean the last preceding fiscal year of the Company containing at least 52 weeks.

                    1.17 "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                    1.18 "Successor Company" means after a Change in Control any Person that owns all or a substantial portion of the Company's business or assets, and any Person that has an ownership interest in the Company.

               2.   Employment.    Unless otherwise agreed by the Company,
          the Key Employee agrees to devote his full time and attention to the business and affairs of the Company and to use his best efforts to provide satisfactory services to the Company.

               3.   Benefit.

                    3.1 Entitlement to Benefit. If, during the Applicable Period, the Key Employee's employment with the Company or Successor Company is Involuntarily Terminated, or the Plan is terminated by the Company or Successor Company, then the Benefit shall accrue and shall be paid by the Company (or the Successor Company, as applicable) to the Key Employee or to the Key Employee's Beneficiary, as the case may be, in accordance with the terms of Paragraph 3.2. If the Key Employee's entitlement to a Benefit does not accrue during the Applicable Period, then this Agreement shall terminate upon the expiration of the Applicable Period.

                    3.2 Payment of Benefit. The Benefit amount, if any, less all deductions required by law, shall be paid by the Company (or the Successor Company, as applicable) to the Key Employee or Beneficiary, as the case may be, in a single lump sum payment not later than seven (7) days after the later of the date of the Key Employee's Involuntary Termination, or the date of the termination of the Agreement, as applicable, and payment shall, in the discretion of the Company (or Successor Company), either be made to the Key Employee or Beneficiary, as applicable, by hand delivery at the office of the Company or delivery in accordance with the provisions of subparagraph 11.5 of this Agreement. Notwithstanding any contrary provisions of this Agreement, the Benefit accrued shall not be paid until the Key Employee terminates employment with the Company or Successor Company, as applicable.

               4.   Termination or Amendment of Agreement.

                    4.1 Termination of Agreement. This Agreement shall terminate upon the date that any of the following events first occurs:

                         (a)  cessation of the Company's business;

                         (b) approval by the Company's shareholders or directors to dissolve or liquidate the Company;

                         (c) upon the date that the Company breaches any obligation imposed on it under this Agreement (including, but not limited to, adopting an amendment in violation of subparagraph
          4.2 of this Agreement) or under any other deferred compensation agreement between the Company and the Key Employee, including, but not limited to, failing to pay all or any portion of any benefits required to be paid to the Key Employee under this Agreement, or any other deferred compensation agreement with the Key Employee, but only if such employee first delivers written notice by certified or registered mail of such breach to the Company pursuant to subparagraph 11.5, and the Company fails to cure such breach during the period that terminates twenty (20) days after the date such notice is delivered to the Company; or

                         (d) the decision of the Company to terminate the Plan at any time, with or without cause; or,

                         (e)  the failure of any Successor Company to
          assume expressly the obligations of this Agreement.

               Notwithstanding the foregoing, this Agreement shall remain in full force and effect and shall survive any termination until the Key Employee's entire Benefit, if any, accrued under subparagraph 3.1 of this Agreement as of the date that causes the Agreement's termination, less all deductions required by law, is distributed to the Key Employee in accordance with the provisions of subparagraphs 3.1 and 3.2 of this Agreement.

                    4.2 Amendment of Agreement. Except as otherwise provided under this Agreement, the Company may terminate, amend or supplement this Agreement, at any time prior to the beginning of the Applicable Period with or without the consent of the Key Employee. The Company shall deliver a copy of the amendment to the Key Employee. Provided, however, notwithstanding the foregoing, during the Applicable Period, the Company shall not amend this Agreement to: (a) reduce the amount of, or alter the time, method, or form of distributing, the Benefit payable pursuant to this Agreement determined as of the date immediately prior to the date of such amendment; (b) shorten the Applicable Period; or (c) limit the circumstances under which a Change in Control may occur or a Key Employee may be entitled to the Benefit payable pursuant to this Agreement.

               5. Funding. The Plan shall be "unfunded" for purposes of federal income taxation and for purposes of the Employee Retirement Income Security Act of 1974, as amended, as that term is interpreted, from time to time, for such purposes; provided, however, the Company may obtain life insurance, disability insurance, or both, to informally fund its obligations hereunder, and the Company shall be the owner and beneficiary of the policy or policies. The Key Employee shall submit to medical examinations, supply information, and execute documents as may be required by the insurance company or companies. Neither the Key Employee, nor the Plan, shall be deemed to have any right, title, or interest in or to any specific assets of the Company, including any insurance policies or the proceeds therefrom, and any such policies shall not in any way be considered to be security for the performance of the obligations under this Agreement. Nothing contained in this Agreement and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Key Employee or the Beneficiary. Any funds that may be invested to meet the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company. To the extent any person acquires a right to receive payments from the Company under this Agreement, that right will be no more secure than the right of an general unsecured creditor of the Company. The Benefit payable under this Agreement, if the conditions of Paragraph 3.1 are met, constitutes a mere promise by the Company to make payments in the future.

               6. Non-Assignability. The Key Employee or Beneficiary shall not have any right to commute, encumber, transfer, convey, or dispose of the right to the Benefit payable under this Agreement. The Benefit and the right to it are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Key Employee or Beneficiary. Except to the extent contrary to applicable law, the Benefit under this Agreement is not transferable by operation of law if the Key Employee or Beneficiary becomes insolvent or bankrupt. Any attempt by the Key Employee or Beneficiary to commute, encumber, transfer, convey, or dispose of the right to the Benefit payable under this Agreement, shall be void and ineffectual.

               7.   Participation in Other Plans.   Nothing contained in
          this Agreement shall be construed to alter, abridge, or affect the rights and privileges of the Key Employee to participate in and be covered by any employee plans that the Company now has or may hereafter adopt. Any payment under this Plan shall be independent of, and in addition to, those payable under any other plan or agreement that may be in effect with respect to the Key Employee.

               8. Employment Rights. This Agreement shall not be deemed to constitute a contract of employment between the Company and the Key Employee and shall create no right of the Key Employee to continue in the Company's employ, nor shall this Agreement restrict the right of the Company to discharge the Key Employee or to terminate the Key Employee's employment.

               9.   Plan Administration.

                    9.1 Plan Administrator. This Agreement and the Plan shall be administered by the Plan Administrator. The Plan Administrator shall make all determinations as to the right of the Key Employee or the Beneficiary, as applicable, to receive the Benefit provided by this Agreement.

                    9.2 Claims Procedure. If a Benefit under this Agree-ment is not paid to the Key Employee or the Beneficiary, as applicable, and such person feels entitled to it, such person shall make a claim in writing to the Plan Administrator. If the claim is denied, in whole or in part, the Plan Administrator shall inform the claimant in writing within 45 days setting forth the reasons for denial in layman's terms, with specific reference to the provisions of this Agreement upon which the denial is based, and with a description of the review procedures set forth in subparagraph 9.3.

                    9.3 Review Procedure. If a claim for the Benefit under this Agreement is denied, the claimant may, within 60 days after the denial, submit to the Plan Administrator, in writing, such information that will, in the claimant's opinion, support the claimant's right to the Benefit. If the Plan Administrator, after reviewing the information submitted by the claimant, determines that the claimant is not entitled to the Benefit claimed, the Plan Administrator shall afford the claimant or his representative a reasonable opportunity to appear personally before the Plan Administrator, to submit oral or written comments, and to review any documents pertinent to the Plan Administrator's decision. The Plan Administrator shall render its final decision, in writing, within 60 days after the appearance, with the specific reasons therefor.

               10. Expenses. All costs and expenses of administering the Plan shall be paid by the Company.
               11.  Miscellaneous.

                    11.1 Binding Effect. This Agreement shall be binding on the legal representatives, successors, heirs, and assignees of the Company and the Key Employee; provided, further, unless the context clearly provides otherwise, any reference to, or duty or obligation imposed on, the Company shall also be deemed to refer to, and be the binding duty and obligation of, the Successor Company.

                    11.2 Governing Law. This Agreement has been negotiated and prepared in the State of Florida, and the validity, construction, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of Florida (excluding its choice of law provisions if such laws would result in the application of laws of a jurisdiction other than Florida). Each party consents and agrees that Tampa, Hillsborough County, Florida, shall be the proper, exclusive, and convenient venue for any legal proceeding in federal or state court relating to this Agreement, and each party to this Agreement waives any defense, whether asserted by motion or by pleading, that Tampa, Hillsborough County, Florida, is an improper or inconvenient venue.

                    11.3 Entire Agreement. This instrument contains the final, complete, and exclusive expression of the parties' under-standing and agreement concerning the transactions contemplated by this Agreement and supersedes any prior or contemporaneous agreement or representation, oral or written, by either of them. Any vagueness or ambiguity in the meaning of this Agreement shall be interpreted in a manner most favorable to the Key Employee.

                    11.4 Descriptive Headings. The titles preceding the text of the paragraphs and subparagraphs of this Agreement are inserted solely for convenience of reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

                    11.5 Notices. Any notice, communication, or payment of Benefit required or permitted to be sent by either party under this Agreement shall be made in writing and shall be deemed delivered when presented by hand delivery or when deposited in a United States postal service office or letter box for mailing by first class mail or certified mail, return receipt requested (whether or not the return receipt is subsequently received), postage prepaid and addressed to the appropriate party as fol-lows:

               If to the Company:

                    Executive Vice President-Administration
                    Kash n' Karry Food Stores, Inc.
                    P.O. Box 11675
                    Tampa, Florida 33680


               If to the Key Employee:
                    The address set forth in Schedule A

          or at such other addresses as either party may designate in writing to the other party.

                    11.6 Gender. Throughout this Agreement, except where the context otherwise requires, the masculine gender shall be deemed to include the feminine and the neuter and the singular number shall be deemed to include the plural and vice-versa.

                    11.7 Attorneys' Fees.    If any suit or action shall be
          instituted to enforce or to interpret this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs, and reasonable attorneys' fees, expended as part of such suit, action, or appeal thereof.

               IN WITNESS WHEREOF, the Company and the Key Employee have executed this Agreement this 9th day of February, 1994.

          ATTEST:                         KASH N' KARRY FOOD STORES, INC.


            /s/ Raymond P. Springer       By:  /s/ Ronald J. Floto
          Executive Vice President           Its:    CEO

          (Corporate Seal)

                                                  "COMPANY"

          WITNESSES:

          _________________________       ______________________________

          _________________________
                                                  "Key Employee"




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
                                      SCHEDULE A

                             Beneficiary Designation Form

               1.   I hereby designate ___________________________________
          as my Beneficiary to receive the Benefit remaining unpaid on the date of my death, and if ____________________________ is not then living, then I designate ______________________ to be my secondary Beneficiary.


               2. My current residence address and telephone number for purposes of giving notice under subparagraph 11.5 of the Agreement is:

                    _________________________
                    Street

                    _________________________
                    City, State, and Zip Code

                    _________________________
                    Telephone Number


               Dated this _____ day of _____________, 1994.


          WITNESSES:

          __________________________              _________________________

          __________________________

                                                       "Key Employee"


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